Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
FEBRUARY 23, 2022

CHESAPEAKE ENERGY CORPORATION REPORTS FOURTH QUARTER AND FULL-YEAR 2021 FINANCIAL AND OPERATING RESULTS AND UPDATES 2022 GUIDANCE

OKLAHOMA CITY, February 23, 2022 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported fourth quarter and full-year 2021 results and updated 2022 guidance.

2021 Fourth Quarter Highlights:
•Net cash provided by operating activities of $563 million; unrestricted cash balance of $905 million
•Net income of approximately $1.4 billion, or $11.13 per diluted share; adjusted net income(1) of $308 million, or $2.39 per diluted share
•Adjusted EBITDAX(1) of $687 million; adjusted free cash flow(1) of $372 million
•Quarterly dividend of $1.7675 per common share, consisting of the first variable dividend of $1.33 per common share and a quarterly base dividend of $0.4375 per common share, payable on March 22, 2022 to shareholders of record at the close of business on March 7, 2022

2021 Full-Year Highlights:
•Refocused and high-graded asset portfolio, expanding highest-return assets in the Marcellus and Haynesville through two major acquisitions and divesting Powder River Basin asset
•Announced $1 billion common stock and warrant repurchase program expected to be executed by year end 2023
•Proved reserves of approximately 1.6 billion barrels of oil equivalent (boe) at year end 2021; standardized measure of discounted future net cash flows of approximately $12.3 billion
•Generated over $1.2 billion in adjusted free cash flow
•Established base and variable dividend programs; increased base dividend by 27% in 2021

2022 Guidance Highlights:
•Increased 2022 adjusted EBITDAX guidance to $3.8 – $4.0 billion (previous range $3.4 – $3.6 billion) with no change in capital spending
•Expected to generate approximately $1.9 – $2.1 billion in adjusted free cash flow in 2022 and greater than $9 billion in adjusted free cash flow over the next five years
•Anticipate paying between $900 million – $1.1 billion (approximately 13% current yield, based on current stock price) in total dividends in 2022 and greater than $5 billion over the next five years
•Strong balance sheet with net debt(1)-to-2022E EBITDAX ratio of approximately 0.7x, pro forma for Chief and Powder River Basin cash consideration

(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.

Nick Dell'Osso, Chesapeake's President and Chief Executive Officer, said, “In 12 short months, we have strengthened Chesapeake’s portfolio, clarified our strategy and focused our capital and talented team on our highest return assets. We have demonstrated the strength and sustainable cash generating capability of the company, delivering over $1.2 billion in adjusted free cash flow. We have established a clear dividend framework which we anticipate will return approximately $1 billion in cash to shareholders in 2022, in addition to our $1 billion share repurchase program through the end of 2023. We have also enhanced our commitment to ESG excellence, improving our emissions profile, safely executing our business and firmly establishing the company as a leader in achieving independent certification of our natural gas production. We remain committed to disciplined investments in our highest return opportunities to maximize adjusted free cash flow, allowing us to return significant cash to shareholders through dividends, share repurchases, and debt reduction. We look forward to the continued

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Exhibit 99.1
N E W S R E L E A S E
integration of the Vine assets while also closing and integrating our assets from Chief in the first quarter. We will continue to improve our cost structure, maintain balance sheet strength, and responsibly produce the reliable, affordable, and lower carbon energy the world desperately needs.”

First Variable Dividend Payable Beginning March 2022; Base Dividend Increase Payable in June 2022

During the fourth quarter of 2021, Chesapeake generated $563 million of operating cash flow and ended the quarter with $905 million of cash on hand. Consistent with the company’s commitment to returning cash to shareholders, Chesapeake will pay its first variable dividend, along with its base dividend, on March 22, 2022 to shareholders of record at the close of business on March 7, 2022. The total common stock dividend, including the variable and base components, is calculated as follows:

4Q 2021
($ and shares in millions, except per share amounts)
Net cash provided by operating activities	$563
Less cash capital expenditures	$265
Add back cash paid for acquisition costs	$74
Adjusted free cash flow	$372
Less cash paid for common base dividends	$52
50% of adjusted free cash flow available for common variable dividends	$160
Common shares outstanding at 2/23/22 (2)	120
Variable dividend payable per common share in March 2022	$1.33
Base dividend payable per common share in March 2022	$0.4375
Total dividend payable per common share in March 2022	$1.7675
(2) Basic common shares outstanding as of the declaration date of 2/23/2022. Assumes no exercise of warrants between dividend declaration date and dividend record date.

Upon the anticipated closing of the transaction with Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. in late March 2022, the company expects its base dividend to increase from $0.4375 per share to $0.50 per share, payable in June 2022.
Operations Update

Chesapeake’s net production rate in the fourth quarter of 2021 was approximately 539,000 boe per day (approximately 85% natural gas and 15% total liquids), utilizing an average of 9 rigs to drill 32 wells and place 35 wells on production. For the full year 2021, the company produced approximately 462,000 boe per day, utilizing an average of 7 rigs to drill 122 wells and place 130 wells on production. Currently, Chesapeake is operating 11 rigs including two in the Marcellus, six in the Haynesville, and three in the Eagle Ford, and the company expects to drill 40 to 50 wells and place 40 to 50 wells on production in the first quarter of 2022.

On November 1, 2021, Chesapeake completed its previously announced acquisition of Vine Energy Inc. and the integration process of that asset is proceeding as planned, with the company on target to achieve its forecasted $50 million in initial synergies by the end of 2022. Additionally, the previously announced sale of the Powder River Basin asset and the acquisition of Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. are proceeding as planned and remain on schedule to be closed by the end of March 2022. For more information on each of its operating areas, including 2022 projections for activity, well statistics and pricing, Chesapeake has posted slides on its website at www.chk.com.
ESG Update

In December 2021, Chesapeake became the first company to certify all of its Haynesville natural gas operations jointly under the MiQ methane standard, and the EO100™ Standard for Responsible Energy Development, which

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

covers a broad range of environmental, social and governance (ESG) criteria. Over 840 continuous methane emissions monitoring devices have been placed in both Chesapeake’s legacy Louisiana asset and in its newly acquired Vine acreage, which was certified under Project Canary’s TrustWell certification process.

In Pennsylvania, Chesapeake installed approximately 950 methane monitoring devices on its legacy acreage and expects to begin installing approximately 330 devices on its newly acquired Chief acreage in April 2022. Certification of its legacy Pennsylvania assets is expected to be completed by mid-year 2022 and by year-end 2022 on its newly acquired Chief acreage. As a result, the company expects to ultimately market over 6 billion cubic feet (bcf) of natural gas per day (over 3 bcf per day net) as certified Responsibly Sourced Gas (RSG) from both the Haynesville and Marcellus basins by year-end 2022.

Chesapeake intends to invest over $30 million on ESG initiatives by year end 2022, including retrofitting more than 19,000 pneumatic devices which is expected to reduce reported GHG emissions by approximately 40% and methane emissions by approximately 80% enterprise wide.

Chesapeake also launched a new ESG microsite in December 2021, dedicated to the company's ESG reporting and progress toward its climate-related targets. In addition to providing performance data and program updates, the ESG site also provides details on the company’s adoption of RSG, its commitment to diversity, equity and inclusion and a section dedicated to the company's revised executive compensation program that ties executive compensation to meeting specific ESG targets each year.
Conference Call Information

Chesapeake plans to conduct a conference call to discuss its recent financial and operating results at 9:00 AM EDT on Thursday, February 24, 2022. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 5605595.
Financial Statements, Non-GAAP Financial Measures and 2022 Guidance and Outlook Projections

The company’s 2021 fourth quarter and year-end financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, are available on the company's website. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on the company's website at www.chk.com. Management’s updated guidance for 2022 can be found on the company's website at www.chk.com.
Fresh Start Accounting and Predecessor and Successor Periods

In connection with our emergence from bankruptcy on February 9, 2021, Chesapeake qualified for and applied fresh start accounting. In applying fresh start accounting, Chesapeake allocated its reorganization value to its individual assets based on their estimated fair values. Accordingly, the consolidated financial statements after February 9, 2021 are not comparable with the consolidated financial statements as of or prior to that date. References to "Successor" refer to the post-emergence reorganized Chesapeake after February 9, 2021, and references to "Predecessor" refer to pre-emergence Chesapeake for periods on or before February 9, 2021.

Headquartered in Oklahoma City, Chesapeake Energy Corporation (NASDAQ: CHK) is powered by dedicated and innovative employees who are focused on discovering and responsibly developing our leading positions in top U.S. oil and gas plays. With a goal to achieve net-zero direct GHG emissions by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.
Forward-Looking Statements
This news release and the accompanying outlook include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements that give our current expectations, management's outlook guidance or forecasts of future events, expected natural gas and oil growth trajectory, projected cash flow and liquidity, our ability to enhance our cash flow and financial flexibility, dividend plans, future production and commodity mix, plans and objectives for future operations, ESG initiatives, the ability of our employees, portfolio strength and operational leadership to create long-term value, and the assumptions on which such statements are based. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time.

Factors that could cause actual results to differ materially from expected results include those described under "Risk Factors" in Item 1A of our annual report on Form 10-K and any updates to those factors set forth in Chesapeake's subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (available at http://www.chk.com/investors/sec-filings). These risk factors include: the ability to execute on our business strategy following emergence from bankruptcy; the impact of the COVID-19 pandemic and its effect on our business, financial condition, employees, contractors and vendors, and on the global demand for oil and natural gas and U.S. and world financial markets; risks related to the acquisition of Chief E&D Holdings, LP and affiliates of Tug Hill, Inc. (together, “Chief”), including our ability to successfully integrate the business of Chief into the company and achieve the expected synergies from the Chief acquisition within the expected timeframe; the volatility of oil, natural gas and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends, to finance reserve replacement costs or satisfy our debt obligations; write-downs of our oil and natural gas asset carrying values due to low commodity prices; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of oil, natural gas and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on oil, natural gas and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; charges incurred in response to market conditions; drilling and operating risks and resulting liabilities; effects of environmental protection laws and regulations on our business; legislative and regulatory initiatives further regulating hydraulic fracturing; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; impacts of potential legislative and regulatory actions addressing climate change; federal and state tax proposals affecting our industry; potential OTC derivatives regulation limiting our ability to hedge against commodity price fluctuations; competition in the oil and gas exploration and production industry; a deterioration in general economic, business or industry conditions; negative public perceptions of our industry; limited control over properties we do not operate; pipeline and gathering system capacity constraints and transportation interruptions; terrorist activities and cyber-attacks adversely impacting our operations; and an interruption in operations at our headquarters due to a catastrophic event.

In addition, disclosures concerning the estimated contribution of derivative contracts to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Our production forecasts are also dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. We caution you not to place undue reliance on our forward-looking statements that speak only as of the date of this news release, and we undertake no obligation to update any of the information provided in this release, except as required by applicable law. In addition, this news release contains time-sensitive information that reflects management's best judgment only as of the date of this news release.
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